CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in Post-Effective Amendments No. 37 and No. 21 to the registration statements of Putnam Money Market Fund and Putnam Tax Exempt Money Market Fund, respectively, on Form N-1A (File Nos. 2-55091 and 33-15238, respectively) ("Registration Statements") of our reports dated November 5, 2004 for Putnam Money Market Fund and November 8, 2004 for Putnam Tax Exempt Money Market Fund, relating to the financial statements and financial highlights appearing in the September 30, 2004, Annual Reports for Putnam Money Market Fund and Putnam Tax Exempt Money Market Fund, which are also incorporated by reference in the Registration Statements. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 26, 2005